Exhibit 99.1

ICG Announces First Quarter 2010 Financial Results

ICG Reports Core Consolidated Revenue Growth of 24%

Company Increases Ownership in ICG Commerce Subsequent to Quarter End

WAYNE, Pa.--(BUSINESS WIRE)--May 7, 2010--Internet Capital Group, Inc. (Nasdaq:ICGE) (“ICG”) today reported its results for the quarter ended March 31, 2010.

GAAP Results

ICG’s consolidated revenue was $26.3 million for the quarter ended March 31, 2010, an increase from $21.7 million during the first quarter of 2009. Consolidated net income for the quarter ended March 31, 2010 was $28.8 million, or $0.79 per diluted share, compared to a net loss of $(11.0) million, or $(0.30) per diluted share, in the comparable 2009 period. Results for both periods include net gains and charges, which are detailed below.

ICG’s corporate cash and cash equivalents were $64.8 million at March 31, 2010. At March 31, 2010, the value of ICG’s marketable securities was $34.8 million, including the value of related hedges, and the value of its holdings in GoIndustry-DoveBid (LSE.AIM:GOI) was $2.5 million. Additionally, as of the end of the first quarter, ICG was entitled to an income tax receivable of $11.1 million.

“During the first quarter, we experienced solid revenue growth at our consolidated companies, which are on track to meet our 2010 operating goals,” said Walter Buckley, ICG's Chief Executive Officer. “Additionally, as we announced yesterday, we are excited to increase our ownership in ICG Commerce, more closely aligning our companies and giving us a larger interest in our most profitable company. We view this transaction as an important milestone in executing against our strategy and building significant value for ICG and its stockholders.”

Increased Ownership of ICG Commerce

In a separate release issued on May 6, 2010, ICG announced that it has acquired an additional 12% of ICG Commerce from a minority stockholder for $35.3 million in cash, increasing its ownership in ICG Commerce to approximately 76%. ICG intends, as soon as practicable, to offer to buy the remaining approximately 5% of ICG Commerce from the holders thereof (excluding holders who are members of ICG Commerce management) at prices based on the same valuation.

Consistent with our strategy, this transaction provides ICG with a larger ownership stake in a strong, cash flow-generating company with a significant cash balance. It also more closely aligns ICG and ICG Commerce to focus on long-term value creation and provides ICG Commerce with greater flexibility to pursue potential acquisitions and other growth drivers.

Core Partner Company Results

Set forth below is aggregate information relating to ICG’s core partner companies. This aggregate core company information is divided into two categories, core consolidated companies and core equity companies. The core consolidated companies include GovDelivery, ICG Commerce and InvestorForce. The core equity companies include Channel Intelligence, Freeborders, Metastorm, StarCite and WhiteFence. The aggregate information presented below includes the sum total of the individual GAAP results of each company that is part of the applicable category.

Core Consolidated Company Results

Aggregate Revenue of ICG’s three core consolidated companies increased to $27.2 million in the first quarter, an increase of 24% over the first quarter of 2009. Aggregate EBITDA of these companies for the quarter improved to $1.8 million, up from $1.5 million in the corresponding 2009 period. Excluding the impact of stock-based compensation and unusual items, Aggregate EBITDA of our core consolidated companies was $2.0 million, compared to $1.7 million in the corresponding 2009 period.

ICG Commerce, one of our core consolidated companies, grew its revenue to $22.9 million in the first quarter, an increase from $18.8 million during the first quarter of 2009. ICG Commerce’s EBITDA, excluding the impact of stock-based compensation and unusual items, was $2.6 million in the first quarter, slightly below $2.8 million in the comparable 2009 period. ICG Commerce’s cash and cash equivalents were $18.7 million at March 31, 2010.

Core Equity Company Results

Aggregate Revenue of ICG’s five core equity companies was $44.7 million in the first quarter, compared to $46.2 million during the first quarter of 2009. Aggregate EBITDA of these companies for the quarter improved to a loss of $(0.6) million, compared to a loss of $(4.5) million in the corresponding 2009 period. Excluding the impact of stock-based compensation and unusual items, the Aggregate EBITDA for the core equity companies was $0.1 million, compared to an Aggregate EBITDA loss of $(1.4) million in the corresponding 2009 period.

Metastorm, one of ICG’s core equity companies, reported revenue of $17.7 million in the first quarter, compared to $16.8 million in the comparable 2009 period. Metastorm’s EBITDA, excluding the impact of stock-based compensation and unusual items, was $0.4 million in the first quarter, compared to an EBITDA loss of $(1.5) million in the comparable 2009 period.

Please see ICG’s new website at www.icg.com for more information on ICG, its partner companies and today’s results.

ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to www.icg.com and click on the investor relations tab. Then click the link for the first quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 866-277-1184. The international dial-in number is 617-597-5360. The passcode is 41137078.

For those unable to participate in the conference call, a replay will be available from May 7, 2010 at 1:00 p.m. ET until May 14, 2010 at 11:59 p.m. ET. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international). The pass code is 59256835. The replay and slide presentation also can be accessed in the investor relations section of the ICG website at www.icg.com.

About ICG

ICG (Nasdaq:ICGE) identifies, capitalizes and grows companies in the SaaS/tech-enabled BPO and Internet marketing sectors. These partner companies transform the way business is done by enabling enterprises to increase efficiencies and improve critical processes. ICG leverages its unique expertise to carefully identify companies based on their potential to become market changers and market leaders. ICG focuses on building successful businesses in the SaaS/tech-enabled BPO and Internet marketing sectors by providing them with access to management expertise and strategic and operational guidance, as well as growth capital.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties, including, but not limited to, risks associated with the effect of economic conditions generally, capital spending by our partner companies’ customers, our partner companies’ ability to compete successfully against their respective competitors, our partner companies’ ability to timely and effectively respond to technological developments, our ability to have continued access to capital and to deploy capital effectively and on acceptable terms, our ability to maximize value in connection with divestitures, our ability to retain key personnel, and other risks and uncertainties detailed in ICG’s filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

Internet Capital Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2009

Revenue	$26,294	$21,652

Operating Expenses
Cost of revenue	16,932	13,205
Selling, general and administrative	10,719	9,216
Research and development	2,424	2,648
Amortization of intangibles	364	77
Impairment related and other	72	30
Total operating expenses	30,511	25,176
	(4,217)	(3,524)

Other income (loss), net	40,296	(2,247)
Interest income	61	142
Interest expense	(44)	(84)
Income (loss) before income taxes and equity loss	36,096	(5,713)

Income tax benefit (expense)	(616)	53
Equity loss	(6,335)	(4,953)
Net income (loss)	29,145	(10,613)
Less: Net income (loss) attributable to the noncontrolling interest	374	392
Net income (loss) attributable to ICG	$28,771	$(11,005)

Basic net income (loss) per share:
Income (loss) attributable to ICG common shareholders	$0.79	$(0.30)

Shares used in computation of basic net income (loss) per common share attributable to ICG common shareholders	36,305	36,676

Diluted net income (loss) per share:
Income (loss) attributable to ICG common shareholders	$0.79	$(0.30)

Shares used in computation of diluted net income (loss) per common share attributable to ICG common shareholders	36,346	36,676

Internet Capital Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2010	2009

ASSETS
Cash and cash equivalents	$84,787	$55,528
Deferred tax asset	8,140	8,147
Income tax receivable	11,071	11,071
Other current assets	22,374	21,594
Total current assets	126,372	96,340
Marketable securities	34,656	73,512
Hedges of marketable securities	155	-
Fixed assets, net	4,756	4,177
Ownership interests in partner companies	91,371	97,777
Goodwill	20,588	20,588
Intangibles, net	15,576	15,940
Deferred tax asset	20,126	20,724
Other assets, net	1,055	1,029
Total assets	$314,655	$330,087

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$17,438	$24,640
Hedges of marketable securities	-	547
Other non-current liabilities	1,726	1,738
Total liabilities	19,164	26,925
Equity:
Controlling (ICG) equity	272,763	280,665
Noncontrolling interest	22,728	22,497
Total stockholders' equity	295,491	303,162
Total liabilities and stockholders' equity	$314,655	$330,087

ICG
2010 Core Partner Company Information

On December 31, 2009, ICG acquired an 89.4% ownership stake in GovDelivery, Inc. To aid in the comparability of the aggregate core company information, ICG is presenting this aggregate core company information assuming the acquisition occurred on January 1, 2009 by including GovDelivery's historical results for all periods presented.

On August 28, 2009, Channel Intelligence, Inc. acquired substantially all of the assets of Vcommerce Corporation, one of ICG's former core partner companies. To aid in the comparability of the aggregate core company information, ICG is presenting this aggregate core company information for Channel Intelligence to include Vcommerce Corporation's results after August 28, 2009. Vcommerce Corporation's results prior to August 28, 2009 are excluded from information below.

The following table of ICG's supplemental financial information is a reconciliation of Aggregate Revenue and Aggregate EBITDA information(1) to GAAP Results.

	Reconciliation of Aggregate Core Company Information to GAAP Results
		Three Months Ended
		Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010
	Revenue

	Consolidated partner companies	$22,008	$22,471	$23,752	$26,668	$27,210
	Equity method partner companies	46,181	46,604	45,399	46,121	44,745
	Core Company Aggregate Revenue	$68,189	$69,075	$69,151	$72,789	$71,955
	Non-consolidated partner companies/other	(46,537)	(46,998)	(46,579)	(48,838)	(45,661)
	Consolidated Revenue	$21,652	$22,077	$22,572	$23,951	$26,294

	Net Income (Loss)

	Consolidated partner companies	$1,464	$1,670	$1,436	$2,825	$1,780
	Equity method partner companies	(4,474)	(622)	44	3,077	(617)
	Core Company Aggregate EBITDA/EBITDA (loss)	$(3,010)	$1,048	$1,480	$5,902	$1,163
	Interest, Taxes, Depreciation/Amortization	(3,869)	(5,048)	(5,065)	26,776	(5,206)
	Core Company Aggregate Net Income (Loss)	(6,879)	(4,000)	(3,585)	32,678	(4,043)
Amount attributable to equity companies/other stockholders/discontinued operations		(3,914)	(1,938)	(1,566)	12,578	(740)
	ICG's share of net income (loss) of Aggregate Core Partner Companies	$(2,965)	$(2,062)	(2,019)	20,100	(3,303)
	Venture equity method companies	(1,669)	(635)	(638)	(447)	(4,093)
	Corporate general and administrative	(3,521)	(3,258)	(2,947)	(3,643)	(3,925)
	Corporate stock-based compensation	(1,079)	(1,047)	(505)	(257)	(599)
	Corporate interest, net	124	90	86	99	52
	Other income(loss)/restructuring/impairments	(1,895)	(1,637)	9,094	5,538	40,639
	Income taxes	-	-	-	10,627	-
	Consolidated net income (loss)	$(11,005)	$(8,549)	$3,071	$32,017	$28,771

		Three Months Ended
		Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010

	Aggregate Core Company Information:
	Aggregate Revenue	$68,189	$69,075	$69,151	$72,789	$71,955
	Aggregate EBITDA/EBITDA (loss)	$(3,010)	$1,048	$1,480	$5,902	$1,163
	Aggregate Net Loss	$(6,879)	$(4,000)	$(3,585)	$32,678	$(4,043)

	Components of Aggregate Core Company Information

Consolidated Core Companies (Ownership %): (2)
	Revenue	$22,008	$22,471	$23,752	$26,668	$27,210
GovDelivery (89%)
ICG Commerce (64%)	Expenses other than interest, taxes, depreciation and amortization	(20,544)	(20,801)	(22,316)	(23,843)	(25,430)
Investor Force Holdings, Inc. (80%)	EBITDA/EBITDA (loss)	$1,464	$1,670	$1,436	$2,825	$1,780
	Interest	(4)	(25)	(17)	(17)	(35)
	Taxes	53	(421)	(516)	29,767	(616)
	Depreciation/Amortization	(475)	(486)	(500)	(792)	(536)
	Net income (loss)	$1,038	$738	$403	$31,783	$593

Equity Method Core Companies (Ownership %): (2)
	Revenue	$46,181	$46,604	$45,399	$46,121	$44,745
Channel Intelligence, Inc. (50%) (3)
Freeborders, Inc. (31%)	Expenses other than interest, taxes, depreciation and amortization	(50,655)	(47,226)	(45,355)	(43,044)	(45,362)
Metastorm (33%)	EBITDA/EBITDA (loss)	$(4,474)	$(622)	$44	$3,077	$(617)
StarCite, Inc. (36%)	Interest	(367)	(413)	(363)	(405)	(395)
WhiteFence, Inc. (36%)	Taxes	591	(215)	(182)	1,744	(236)
	Depreciation/Amortization	(3,667)	(3,488)	(3,487)	(3,521)	(3,388)
	Net income (loss)	$(7,917)	$(4,738)	$(3,988)	$895	$(4,636)

(1) The definitions of Aggregate Revenue and Aggregate EBITDA, as well as the rationale for management's use of such non-GAAP measures are included in the "Description of Terms" supplement to this release.

(2) ICG's aggregate core company information represents the sum total of the individual GAAP results of each of the following eight companies: Channel Intelligence, Freeborders, GovDelivery, ICG Commerce, Investor Force, Metastorm, StarCite and WhiteFence. ICG's ownership in these eight core companies ranged from 31% to 89% and averaged 53% at March 31, 2010.

(3) Rounding to nearest percentage results in ICG ownership in Channel Intelligence rounding up to 50%. ICG does not have a controlling ownership position in Channel Intelligence.

The following table reconciles our core company Aggregate EBITDA/EBITDA (loss) to Aggregate EBITDA/EBITDA (loss), exclusive of stock-based compensation and unusual items.
		Three Months Ended
		Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010
	Aggregate EBITDA/EBITDA (Loss) of Core Consolidated	$1,464	$1,670	$1,436	$2,825	$1,780

	Stock-based compensation	220	169	174	745	139
	Severance/restructuring/other	-	-	-	640	71

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Core Consolidated		$1,684	$1,839	$1,610	$4,210	$1,990

		Three Months Ended
		Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010
	Aggregate EBITDA/EBITDA (Loss) of Core Equity	$(4,474)	$(622)	$44	$3,077	$(617)

	Stock-based compensation	680	818	871	663	611
	Severance/restructuring/other	530	1,206	387	23	83
	Settlement charges	1,250	-	-	-	-
	Litigation related charges	598	-	-	(1,243)	-

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Core Equity		$(1,416)	$1,402	$1,302	$2,520	$77

		Three Months Ended
		Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010
	Aggregate EBITDA/EBITDA (Loss) of Core Consolidated and Core Equity	$(3,010)	$1,048	$1,480	$5,902	$1,163

	Stock-based compensation	900	987	1,045	1,408	750
	Severance/restructuring/other	530	1,206	387	663	154
	Settlement charges	1,250	-	-	-	-
	Litigation related charges	598	-	-	(1,243)	-

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Core Consolidated and Core Equity		$268	$3,241	$2,912	$6,730	$2,067

ICG

March 31, 2010

Description of Terms

Consolidated Statements of Operations

Effect of Various Accounting Methods on our Results of Operations

The various interests that the Company acquires in its partner companies are accounted for under three methods: the consolidation method, the equity method and the cost method. The applicable accounting method is generally determined based on the Company’s voting interest in a partner company.

Consolidation. Partner companies in which the Company directly or indirectly owns more than 50% of the outstanding voting securities and for which other stockholders do not possess the right to affect significant management decisions are accounted for under the consolidation method of accounting. Under this method, a partner company’s balance sheet and results of operations are reflected within the Company’s Consolidated Financial Statements. All significant intercompany accounts and transactions are eliminated. Participation of other partner company stockholders in the net assets and in the earnings or losses of a consolidated partner company is reflected in the caption “Noncontrolling interest” in the Company’s Consolidated Balance Sheets and “Net income (loss) attributable to the noncontrolling interest” on the Company’s Consolidated Statements of Operations. Noncontrolling interest adjusts the Company’s consolidated results of operations to reflect only the Company’s share of the earnings or losses of the consolidated partner company. The results of operations and cash flows of a consolidated partner company are included through the latest interim period in which the Company owned a greater than 50% direct or indirect voting interest for the entire interim period or otherwise exercised control over the partner company. Upon dilution of control below 50%, the accounting method is adjusted to the equity or cost method of accounting, as appropriate, for subsequent periods.

During the three months ended March 31, 2010, the Company accounted for the following three partner companies under this method: ICG Commerce, Investor Force and GovDelivery (the Company acquired 89.4% of GovDelivery on December 31, 2009). During the three months ended March 31, 2009, the Company accounted for the following three partner companies under this method: ICG Commerce, Investor Force and Vcommerce Corporation.

Equity Method. Partner companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors, including, among others, representation on the partner company’s board of directors and the Company’s ownership level, which is generally between a 20% and 50% interest in the voting securities of the partner company, including voting rights associated with the Company’s holdings in common stock, preferred stock and other convertible instruments in the partner company. Under the equity method of accounting, a partner company’s accounts are not reflected within the Company’s Consolidated Balance Sheets and Statements of Operations; however, the Company’s share of the earnings or losses of the partner company is reflected in the caption “Equity loss” in the Consolidated Statements of Operations. The carrying value of equity method partner companies is reflected in “Ownership interests in partner companies” in the Company’s Consolidated Balance Sheets. When the Company’s interest in an equity method partner company is reduced to zero, no further losses are recorded in the Company’s Consolidated Financial Statements unless the Company has guaranteed obligations of the partner company or has committed to additional funding. When the partner company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

During the three months ended March 31, 2010, the Company accounted for nine of its partner companies under this method.

Cost Method. Partner companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such companies is not included in the Consolidated Balance Sheets or Consolidated Statements of Operations. However, cost method partner company impairment charges are recognized in the Consolidated Statements of Operations. If circumstances suggest that the value of the partner company has subsequently recovered, such recovery is not recorded.

When a cost method partner company qualifies for use of the equity method, the Company’s interest is adjusted retroactively for its share of the past results of its operations. Therefore, prior losses could significantly decrease the Company’s carrying value at that time.

The Company records its ownership interest in equity securities of partner companies accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests are valued at fair value and classified as marketable securities or some other classification in accordance with Accounting Standards Codification (“ASC”) section 320, “Investments-Debt and Equity Securities.”

During the three months ended March 31, 2010, the Company accounted for one of its partner companies under this method.

Certain items impacting the consolidated financial statements: ($ millions)

	Q1
Gains (losses):	2010	2009
Other gains (losses):
Sales of marketable securities	$35.0	$0.2
Unrealized gain/(loss) on mark-to-market of hedges	0.7	(3.5)
Gain on Creditex sale	5.0	0.4
Sales of partner companies	0.1	1.0
Other, net	(0.5)	(0.3)
Other Income (Loss)	$40.3	$(2.2)
Stock-based compensation:
Corporate	$(0.6)	$(1.2)
Consolidated partner companies (ICG’s Share)	(0.1)	(0.1)
Equity method partner companies (ICG’s Share)	(0.3)	(0.3)
Total Stock-based compensation	$(1.0)	$(1.6)

Impairment of equity method partner company	$(2.9)	$(0.5)

Income tax benefit (expense)	$(0.6)	$0.1
Less: Non-controlling share of consolidated partner company income taxes	$0.2	$—

ICG’s share of Partner Company charges, net	$(0.1)	$(0.8)

Purchase accounting activity:
Deferred revenue adjustment	$(0.9)	$—
Amortization of intangibles of consolidated partner company	(0.4)	(0.1)
Amortization of intangibles included in equity loss (ICG’s Share)	(1.4)	(1.2)
Total Purchase Accounting Activity	$(2.7)	$(1.3)

Aggregate Core Consolidated and Equity Company Information

In an effort to illustrate macro trends within its core companies, ICG provides an aggregation of revenue and net income (loss) figures reflecting 100% of the Aggregate Revenue and Aggregate EBITDA for core companies. ICG calculates Aggregate EBITDA for these purposes as earnings (losses) before interest, tax, depreciation and amortization and refers to it as “Aggregate EBITDA.” ICG refers to the Aggregate Revenue of its core partner companies as “Aggregate Revenue.” We report Aggregate Revenue and Aggregate EBITDA for our core companies based on the sum total of the individual GAAP results of our core companies. ICG does not own its core companies in their entirety and, therefore, this information should be considered in this context. Aggregate Revenue and Aggregate EBITDA, in this context, represent certain financial measures used by ICG’s management to evaluate the performance of core companies. ICG also reports Aggregate EBITDA for our core companies exclusive of stock-based compensation and unusual items. ICG’s management considers charges unusual when they are transactional driven or non-recurring.

To provide additional transparency into the operating activities of our core companies, we further present an aggregation of those core companies which we account for under consolidated method of accounting which we refer to as “core consolidated.” Additionally, we present an aggregation of those core companies which we account for under the equity method of accounting which we refer to as “core equity.”

To aid in the comparability of the aggregate core company information, ICG is presenting this aggregate core company information assuming the GovDelivery acquisition occurred on January 1, 2009 by including GovDelivery’s historical results for all periods presented.

ICG’s management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate core companies’ current and future prospects in a similar manner as ICG’s management and review results on a comparable basis for all periods presented.

Certain components of historical reported amounts of core company aggregate information are recast from quarter to quarter. The following table reconciles certain prior quarterly components of core company aggregate information amounts reported in our fourth quarter earnings release, dated February 25, 2010, to what is reported in this release.

Aggregate Core Company information ($ in thousands):	Q1 2009	Q2 2009	Q3 2009	Q4 2009

Aggregate Revenue reported in Q4 2009	$68,210	$69,076	$69,151	$72,771
Other	(21)	(1)	—	17
Aggregate Revenue reported in this release	$68,189	$69,075	$69,151	$72,789

Aggregate EBITDA/EBITDA (loss) reported in Q4 2009	$(3,003)	$1,054	$1,485	$6,410
Other	(7)	(6)	(5)	(508)
Aggregate EBITDA/EBITDA (loss) reported in this release	$(3,010)	$1,048	$1,480	$5,902

Aggregate Net income (loss) reported in Q4 2009	$(6,873)	$(3,994)	$(3,580)	$33,193
Other	(6)	(6)	(5)	(515)
Aggregate Net income (loss) reported in this release	$(6,879)	$(4,000)	$(3,585)	$32,678

ICG’s Share of Net Loss of Core, Other Holdings and Disposed Partner Companies

This line item represents ICG’s share of the net loss of core, other holdings and disposed partner companies accounted for under the consolidated and equity method of accounting.

Corporate Expenses and Interest Income (Expense), net

Corporate general and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for ICG. Corporate general and administrative expenses increased during the three months ended March 31, 2010 from the three months ended March 31, 2009 primarily related to one time reductions in 2009 associated with the estimated accrual related to the Internet Capital Group 2009 Performance Plan.

CONTACT:
ICG
Investor inquiries:
Karen Greene
Investor Relations
610-727-6900
IR@icg.com